SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 2, 1995


                              SILGAN HOLDINGS INC.
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             (Exact name of registrant as specified in its charter)



    Delaware                     33-28409                      06-1269834
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(State or other            (Commission File Number)          (IRS Employer
 jurisdiction of                                          Identification No.)
 incorporation)



4 Landmark Square, Stamford, Connecticut                             06901
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


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Item 5: Other Events.
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     On June 2, 1995, Silgan Containers Corporation  ("Containers"),  a Delaware
corporation and wholly owned subsidiary of Silgan Corporation ("Silgan"), a Delaware corporation and wholly owned subsidiary of Silgan Holdings Inc., entered into a purchase agreement with American National Can Company ("ANC"), a Delaware corporation, pursuant to which Containers has agreed to purchase from ANC, and ANC has agreed to sell to Containers, the assets of ANC's Food Metal & Specialty business, which had sales of approximately $597 million in 1994 and which manufactures, markets and sells metal food containers and rigid plastic containers for a variety of food products and metal caps and closures for food and beverage products (the "Business"), subject to certain excluded assets. In connection with such acquisition, Containers has agreed to assume certain liabilities of the Business. The closing for such acquisition is scheduled to occur no later than December 31, 1995, but is subject to Silgan having completed the financing for such acquisition and the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Silgan intends to finance such acquisition by refinancing its senior secured indebtedness with a bank credit facility.



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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SILGAN HOLDINGS INC.


                                                By: /s/Harley Rankin, Jr.
                                                    -------------------------
                                                    Harley Rankin, Jr.
                                                    Executive Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer


Date:  June 9, 1995



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